UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2009

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-33046	52-2329563
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

110 North J.K. Powell Boulevard, Whiteville, NC		28472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Second Quarter 2009 Results. For the three months ended June 30, 2009, Waccamaw Bankshares, Inc. (the “Company”) reported a net loss to common shareholders of $(2,119,491), or $(.38) per diluted common share, compared to net income of $469,668, or $.09 per diluted share for the same period in 2008, a decrease of $(2,589,159) or (551.3%) in net income. The Company had significant decreases in net interest income in the second quarter of 2009 as compared to the second quarter of 2008. The decrease in net interest income for the second quarter can primarily be attributed to other-than-temporary impairment of investment securities, the decrease of 450 basis points in the prime lending rate, as a result of which the majority of the Company’s loans re-priced immediately, and the higher relative cost of funding loans, due to the fact that the Company’s deposits were not able to re-price as quickly as the loans. The Company has reduced noninterest expenses as a result of cost cutting initiatives in salaries and employee benefits. For the six month period ended June 30, 2009, we reported a net loss of $(2,255,030), or $(.41) per diluted common share, as compared to net income of $980,011, or $.18 per share, for the same period in 2008.

On June 30, 2009, our assets totaled $573,738,563 compared to $537,450,434 on December 31, 2008. Net loans were $369,466,884 compared to $378,882,889 on December 31, 2008. Total deposits on June 30, 2009 were $463,763,368 compared to $418,579,889 at the end of 2008. Stockholders’ equity after adjustments for unrealized losses on securities available for sale as required by SFAS No. 115 decreased by $1,363,841 resulting in a June 30, 2009 book value of $4.79 per common share, down from $5.04 on December 31, 2008. See the Consolidated Balance Sheets, the Consolidated Statements of Income, Consolidated Statements of Cash Flows and related Notes below.

Loans and Asset Quality. We continue to maintain a loan portfolio dominated by real estate and commercial loans diversified among various industries.

There has been very little change in the composition or change in the loan portfolio over the last 6 months.

The only substantial change to the methodology for establishing our allowance for loan losses is that we have refined our impairment calculation process under FAS 114. We now prepare individual assessments on loans or relationships exceeding $250,000. This has reduced the number of FAS 114 calculations, eliminating approximately 20 loans below the above mentioned threshold from FAS 114. As a result, the corresponding FAS 5 categories have been increased to compensate. All other factors remaining constant, this change in methodology has not had a material effect on our allowance for loan losses.

The allowance for loan losses on June 30, 2009, was $10,484,950 or 2.76% of period end loans compared to $7,187,981 or 1.86% at December 31, 2008. At June 30, 2009, our nonperforming assets were $27,489,403, or 7.23% and 4.79% as a percentage of total loans and total assets, respectively. At June 30, 2009 the Bank had loans totaling $26,010,130 in nonaccrual status as compared to $15,633,308 at December 31, 2008 and $8,190,679 at June 30, 2008. The increase in non-accrual loans includes increases in 17 non-performing commercial real estate loans totaling $18.2 million. The largest non-accrual loan relationship totaled $4.3 million with the average balance for the 106 non-accrual loans totaling $245,000. For the six months ended June 30, 2009, there was $329,878 in net charge-offs compared to $245,342 for the six months ended June 30, 2008. There was $8,281 in repossessed assets at June 30, 2009 compared to $6,681 at June 30, 2008. At June 30, 2009 there was $731,087 in other real estate owned compared to $956,832 at December 31, 2008 and $318,235 at June 30, 2008.

Deposits. Deposits on June 30, 2009, were $463,763,368 compared to $418,579,889 on December 31, 2008. Interest-bearing accounts represented 92.7% of total deposits at June 30, 2008 and 91.4% of total deposits at December 31, 2008. The significant increase in deposits was the result of an increase in the amount of core deposits which will enable the bank to pay down brokered deposits.

Investments. We maintain a portfolio of securities as part of our asset/liability and liquidity management programs which emphasize effective yields and maturities to match our needs. Investments in securities of $90,170,181 at June 30, 2009 consisted of corporate securities, municipal securities, U.S. Governmental agencies and mortgage backed securities (MBS). The composition of the investment portfolio is examined periodically and appropriate realignments are initiated to meet liquidity and interest rate sensitivity needs for the Bank. At June 30, 2009 and at December 31, 2008, we had no investments classified as held to maturity.

Available for sale securities are reported at fair value. Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of stockholders’ equity. Realized gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held to maturity and available for sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as realized losses. For the six month period ended June 30, 2009, we wrote down $2,156,820 in two single issue trust preferred securities and $152,656 of stock in Silverton Bank. At June 30, 2008 there were no impairment write-downs.

Stockholders Equity. Total stockholders’ equity at June 30, 2009 was $26,480,314 compared to $27,844,155 at December 31, 2008. This $1,363,841 decrease was primarily due to unrealized losses on securities available for sale increasing $830,259, net of tax, and an operating loss of $2,255,030 for the six month period ended June 30, 2009. The per share book value of our common stock as of June 30, 2009 was $4.79. The per share tangible book value of our common stock as of June 30, 2009 was $4.24. The Company and the Bank exceed all capital requirements under the applicable Federal regulations and are each “well capitalized” under prompt corrective action standards. At June 30, 2009, the Company’s ratios of Tier 1 capital to risk-weighted assets and total capital to risk-based assets were 9.76% and 11.71%, respectively. At June 30, 2009, Waccamaw Bank had Tier 1 capital to risk-weighted assets and total capital to risk-based assets ratios of 9.51% and 11.45%, respectively.

Waccamaw Bankshares, Inc.

Consolidated Balance Sheets

June 30, 2009 and December 31, 2008

	(Unaudited) June 30, 2009	(Audited) December 31, 2008
Assets

Cash and due from banks	$48,620,377	$8,947,752
Interest-bearing deposits with banks	6,329,506	2,684,741
Federal funds sold	5,093,000	4,281,000
Investment securities, available-for-sale	90,170,181	87,402,799
Restricted equity securities	4,035,050	4,131,906
Loans, net of allowance for loan losses of $10,484,950 in 2009, and $7,187,981 in 2008	369,466,884	378,882,889
Other real estate owned	731,087	956,832
Property and equipment, net	17,368,551	17,597,502
Goodwill	2,727,152	2,727,152
Intangible assets, net	323,175	416,194
Accrued income	1,772,259	2,448,477
Bank owned life insurance	18,186,036	17,834,763
Other assets	8,915,305	9,138,427

Total assets	$573,738,563	$537,450,434

Liabilities and Stockholders’ Equity

Liabilities
Demand deposits	$33,927,209	$36,159,809
Interest-bearing deposits	429,836,159	382,420,080

Total deposits	463,763,368	418,579,889

Securities sold under agreements to repurchase	22,989,000	23,830,000
Other short-term borrowings	6,500,000	10,000,000
Long-term debt	40,000,000	42,500,000
Junior subordinated debentures	12,372,000	12,372,000
Accrued interest payable	1,354,954	1,328,976
Other liabilities	278,927	995,414

Total liabilities	547,258,249	509,606,279

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, Series A, non-cumulative, non-voting, no par value; 1,000,000 shares authorized; 21,694 and 28,184 issued and outstanding at June 30, 2009 and December 31, 2008, respectively	357,522	464,476
Common stock, no par value; 25,000,000 shares authorized; 5,530,039 and 5,523,549 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	24,759,769	24,591,884
Retained earnings	7,129,338	8,907,591
Accumulated other comprehensive (loss)	(5,766,315)	(6,119,796)

Total stockholders’ equity	26,480,314	27,844,155

Total liabilities and stockholders’ equity	$573,738,563	$537,450,434

See notes to consolidated financial statements

WACCAMAW BANKSHARES, INC.

Consolidated Statements of Income

Six-months ended June 30, 2009 and June 30, 2008 (Unaudited)

	Six-Months Ended June 30, 2009	Six-Months Ended June 30, 2008
Interest income
Loans and fees on loans	$10,147,793	$12,672,097
Federal funds sold	2,019	9,135
Investment securities, taxable	2,318,125	2,793,906
Investment securities, nontaxable	304,751	357,315

Total interest income	12,772,688	15,832,453

Interest expense
Deposits	5,209,274	7,248,191
Federal funds purchased and securities sold under agreements to repurchase	370,839	637,447
Short-term borrowings	171,755	191,993
Long-term borrowings	1,098,765	806,535

Total interest expense	6,850,633	8,884,166

Net interest income	5,922,055	6,948,287

Provision for loan losses	3,626,846	106,000

Net interest income after provision for loan losses	2,295,209	6,842,287

Non-interest income (loss)
Service charges on deposit accounts	1,377,667	1,015,281
Mortgage origination income	203,407	168,677
Income from financial services	54,172	154,417
Earnings on bank owned life insurance	351,273	260,214
Net realized gains on sale or maturity of investment securities	870,677	40,446
Impairment on investment securities	(2,309,476)	—
Other operating income	563,962	467,481

Total non-interest income	1,111,682	2,106,516

Non-interest expense
Salaries and employee benefits	3,705,035	4,125,482
Occupancy expense	1,046,727	936,317
Data processing	644,865	623,002
Amortization expense of intangible assets	99,352	140,590
Other expense	1,807,828	1,808,458

Total non-interest expense	7,303,807	7,633,849

Income (loss) before income taxes	(3,896,916)	1,314,954

Income tax expense (benefit)	(1,641,886)	334,943

Net income (loss)	$(2,255,030)	$980,011

Basic income per share	$(.41)	$.18

Diluted income per share	$(.41)	$.18

Weighted average shares outstanding	5,523,800	5,458,057

Diluted average shares outstanding	5,523,800	5,487,857

See notes to consolidated financial statements

WACCAMAW BANKSHARES, INC.

Consolidated Statements of Income

Quarter ended June 30, 2009 and June 30, 2008 (Unaudited)

	Quarter Ended June 30, 2009	Quarter Ended June 30, 2008
Interest income
Loans and fees on loans	$4,960,028	$6,060,130
Federal funds sold	689	551
Investment securities, taxable	1,092,927	1,454,985
Investment securities, nontaxable	141,648	179,679

Total interest income	6,195,292	7,695,345

Interest expense
Deposits	2,521,027	3,475,660
Federal funds purchased and securities sold under agreements to repurchase	185,062	277,265
Short-term borrowings	92,877	78,552
Long-term borrowings	555,142	364,712

Total interest expense	3,354,108	4,196,189

Net interest income	2,841,184	3,499,156

Provision for loan losses	2,639,196	106,000

Net interest income after provision for loan losses	201,988	3,393,156

Non-interest income (loss)
Service charges on deposit accounts	876,170	519,280
Mortgage origination income	100,672	64,263
Income from financial services	24,520	81,645
Earnings on bank owned life insurance	157,937	134,158
Net realized gains on sale or maturity of investment securities	637,897	—
Impairment on investment securities	(2,309,476)	—
Other operating income	278,808	224,383

Total non-interest income (loss)	(233,472)	1,023,729

Non-interest expense
Salaries and employee benefits	1,775,147	2,005,588
Occupancy expense	515,890	452,466
Data processing	309,936	317,452
Amortization expense of intangible assets	46,119	70,295
Other expense	831,763	925,084

Total non-interest expense	3,478,855	3,770,885

Income (loss) before income taxes	(3,510,339)	646,000

Income tax expense (benefit)	(1,390,848)	176,332

Net income (loss)	$(2,119,491)	$469,668

Basic income per share	$(.38)	$.09

Diluted income per share	$(.38)	$.09

Weighted average shares outstanding	5,524,048	5,472,081

Diluted average shares outstanding	5,524,048	5,501,881

See notes to consolidated financial statements

WACCAMAW BANKSHARES, INC.

Consolidated Statements of Cash Flows

Six-months ended June 30, 2009 and June 30, 2008 (Unaudited)

	Six-Months Ended June 30, 2009	Six-Months Ended June 30, 2008
Cash flows from operating activities

Net income (loss)	$(2,255,030)	$980,011
Adjustments to reconcile net income to net cash provided (used) by operations:
Depreciation and amortization	469,474	460,437
Stock-based compensation	60,930	60,073
Provision for loan losses	3,626,846	106,000
Accretion of discount on securities, net of amortization of premiums	66,255	15,673
Gain on sale of investments	(870,677)	(40,446)
Impairment of investment securities	2,309,476	—
Income from bank owned life insurance	(351,273)	(260,214)
Changes in assets and liabilities:
Accrued income	676,218	(28,501)
Other assets	390,118	2,786,567
Accrued interest payable	25,978	(204,802)
Other liabilities	(716,485)	(952,055)

Net cash provided by operating activities	3,431,830	2,922,743

Cash flows from investing activities
Purchases of investment securities available-for-sale	(76,492,813)	(22,757,205)
Purchases of restricted equity securities	(55,800)	(196,200)
Principal repayments of investments available-for-sale	11,057,537	1,833,251
Net (increase) decrease in loans	5,789,159	(26,680,072)
Sales and maturities of investment securities available-for-sale	61,978,756	12,780,970
Investment in bank owned life insurance	—	(1,500,000)
Proceeds from the sale of other real estate owned	225,745	—
Purchases of property and equipment	(147,503)	(3,063,799)

Net cash (used in) providing investing activities	2,355,081	(39,583,055)

Cash flows from financing activities
Net increase (decrease) in non-interest-bearing deposits	(2,232,600)	130,412
Net increase in interest-bearing deposits	47,416,079	49,883,407
Net decrease in securities sold under agreements to repurchase	(841,000)	(2,400,000)
Net increase in junior subordinated debentures	—	3,000,000
Proceeds (repayments) from short-term borrowings	(3,500,000)	(2,000,000)
Proceeds (repayments) of long-term debt	(2,500,000)	1,000,000
Net decrease in federal funds purchased	—	(12,021,300)
Proceeds from exercise of stock options	—	165,775
Excess tax benefit from stock options	—	184,011

Net cash provided by financing activities	38,342,479	37,942,305

Net increase in cash and cash equivalents	44,129,390	1,281,993

Cash and cash equivalents, beginning	15,913,493	12,721,446

Cash and cash equivalents, ending	$60,042,883	$14,003,439

Supplemental disclosure of cash flow information
Interest paid	$6,824,655	$9,088,968

Taxes paid	$38,000	$99,550

Conversion of common stock to preferred stock	$106,955	$329,941

Adoption of EITF 06-4	$—	$173,968

Cumulative effect adjustment of FAS 115-2, net of tax	$476,778	$—

See notes to consolidated financial statements

WACCAMAW BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The balance sheet at December 31, 2008 was derived from the audited financial statements at that date.

The accompanying unaudited financial statements were prepared in accordance with instructions for Form 10-Q and therefore do not include all disclosures required by generally accepted accounting principles for a complete presentation of financial statements. In the opinion of management, the financial statements contain all adjustments necessary to present fairly the financial condition of Waccamaw Bankshares, Inc. (the “Company”) and its subsidiary, Waccamaw Bank (the “Bank”) as of June 30, 2009 and December 31, 2008, and its results of operations and cash flows for the six months ended June 30, 2009 and 2008. The results of operations for the six months and three months ended June 30, 2009 and 2008 are not necessarily indicative of the results expected for the full year. These consolidated financial statements should be read in conjunction with the Company’s Form 10-K for the year ended December 31, 2008.

Waccamaw Bankshares, Inc. is located in Whiteville, North Carolina. Waccamaw Bank, the primary subsidiary of Waccamaw Bankshares, Inc. is a state chartered bank operating seventeen offices in Whiteville, Wilmington, Shallotte (2), Holden Beach, Chadbourn, Tabor City, Southport (2), Sunset Beach, Oak Island and Elizabethtown, North Carolina. Offices in South Carolina include Conway (2), Socastee, Little River and Heath Springs. The accounting and reporting policies of the Company and Bank follow generally accepted accounting principles and general practices within the financial services industry.

PRESENTATION OF CASH FLOWS

For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from depository institutions, (including cash items in process of collection) interest-bearing deposits with banks which are considered to be cash equivalents and federal funds sold. Cash flows from demand deposits, NOW accounts and savings accounts are reported net since their original maturities are less than three months. Loans and time deposits are reported net per Financial Accounting Standards Board (“FASB”) Statement No. 104. Federal funds purchased are shown separately.

INVESTMENT SECURITIES

Investments classified as available for sale can be held for indefinite periods of time and include those securities that management may employ as part of asset/liability strategy or that may be sold in response to changes in interest rates, prepayments, regulatory capital requirements or similar factors. These securities are carried at fair value and are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The declines in fair value are due to changes in market rates.

LOANS

Loans are stated at the amount of unpaid principal, reduced by unearned fees and an allowance for loan losses.

The allowance for loan losses is maintained at a level considered appropriate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank performs credit reviews of the loan portfolio and considers economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

Interest on all loans is accrued daily on the outstanding balance. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors that the borrower’s financial condition is such that collection of interest is doubtful.

Allowance for loan losses, charge-offs, impaired loans and non-accrual loans along with market conditions and loan portfolio concentrations are discussed further under “Asset Quality” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

RECLASSIFICATION

Certain reclassifications have been made to the prior years’ financial statements to place them on a comparable basis with the current year. Net income and stockholders’ equity previously reported were not affected by these reclassifications.

SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through August 10, 2009, the date the financial statements were issued. The subsequent events affecting the financial statements are discussed in Note 7.

NOTE 2. EARNINGS PER SHARE

Earnings per share for the six months and the quarters ended June 30, 2009 and 2008 were calculated by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per share for the six months and the quarters ended June 30, 2009 and 2008 were calculated by dividing net income by the weighted average number of dilutive shares outstanding. For the six months and three months ended June 30, 2009, there was no dilutive effect as the bank reported a loss on operations.

The following table details the computation of basic and diluted earnings per share:

	Six-Months ended June 30, 2009	Six-Months ended June 30, 2008
Net income (loss) (income available to common shareholders)	$(2,255,030)	$980,011

Weighted average common shares outstanding	5,523,800	5,458,057
Effect of dilutive securities, options	—	—
Effect of dilutive securities, preferred stock	—	29,800

Weighted average common shares outstanding, diluted	5,523,800	5,487,857

Basic earnings per share	$(.41)	$.18

Diluted earnings per share	$(.41)	$.18

	Quarter ended June 30, 2009	Quarter ended June 30, 2008
Net income (income available to common shareholders)	$(2,119,491)	$449,668

Weighted average common shares outstanding	5,524,048	5,472,081
Effect of dilutive securities, options	—	—
Effect of dilutive securities, preferred stock	—	29,800

Weighted average common shares outstanding, diluted	5,524,048	5,501,881

Basic earnings per share	$(.38)	$.09

Diluted earnings per share	$(.38)	$.09

At June 30, 2009 and June 30, 2008, the Company had 296,889 warrants outstanding. These warrants were not included in the diluted earnings per share calculation as the effect would have been anti-dilutive. There were 313,768 anti-dilutive options at June 30, 2009 and 300,252 anti-dilutive options at June 30, 2008 which have been excluded from the diluted weighted shares outstanding. There were 313,768 anti-dilutive options for the three months ending June 30, 2009 and 311,810 anti-dilutive options for the three months ending June 30, 2008 which have been excluded from the diluted weighted shares outstanding.

In 2008, the shareholders approved an equity compensation plan (the 2008 Omnibus Stock Ownership and Long Term Incentive Plan (the “Omnibus Plan”)) which replaced the Company’s Employee Stock and Director Stock Option Plans (the “Previous Plans”). After the approval of the Omnibus Plan, no further options have been or will be issued under the Previous Plans. The term of the Omnibus Plan is indefinite, except that no incentive stock option award can be granted after the tenth anniversary of the plan. The Omnibus Plan provides that shares of common stock may be granted to certain key employees and outside directors through non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards or any other award made under the terms of the plan. The Board of Directors determines the exercise price and all other terms of all grants.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by counterparties to financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank’s commitments at June 30, 2009 and December 31, 2008 is as follows:

	June 30, 2009	December 31, 2008
Commitments to extend credit	$40,835,000	41,067,000
Standby letters of credit	1,590,000	3,194,000

NOTE 4. RECENT ACCOUNTING PRONOUNCEMENTS

In April 2009, the FASB issued FSP FAS 115-2, FAS 124-2 and EITF 99-20-2, “Recognition and Presentation of Other-Than-Temporary-Impairment.” The FSP (i) changes existing guidance for determining whether an impairment is other than temporary to debt securities and (ii) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert: (a) it does not have the intent to sell the debt security; and (b) it is more likely than not that it will not have to sell the debt security before recovery of its cost basis. Under the FSP, declines in the fair value of held-to-maturity and available-for-sale debt securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of impairment related to other factors is recognized in other comprehensive income. The Company adopted the provisions of FSP FAS 115-2, FAS 124-2 and EITF 99-20-2-1 effective April 9, 2009, and made a cumulative effect credit adjustment in retained earnings of $476,778.

In September 2006, the FASB ratified the consensuses reached by the FASB’s Emerging Issues Task Force (“EITF”) relating to EITF 06-4, Accounting for the Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. EITF 06-4 states that an employer accounting for endorsement split-dollar life insurance arrangements that provide a benefit to an employee that extends to postretirement periods should recognize a liability for future benefits in accordance with SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions, or Accounting Principles Board (“APB”) Opinion No. 12, Omnibus Opinion—1967. The Company adopted EITF 06-4 on January 1, 2008, and in connection therewith recorded a liability of $173,968 as a reduction of retained earnings. Subsequent increases in this liability will be reflected as an expense in determining operating results.

The Company adopted the provisions of Statements of Financial Accounting Standards No. 159, Fair Value Option on Financial Assets and Financial Liabilities (“SFAS 159”), effective January 1, 2008. SFAS 159 generally permits the measurement of selected eligible financial instruments at fair value at specified election dates. Changes in fair value from one period to the next are recognized through the income statement. This election can generally be applied on an instrument by instrument basis. The Company chose not to account for any financial assets or liabilities under the fair value option.

In November 2007, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 109, Written Loan Commitments Recorded at Fair Value Through Earnings (“SAB 109”). SAB 109 expresses the current view of the SEC staff that the expected net future cash flows related to the associated servicing of the loan should be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. SEC registrants are expected to apply this guidance on a prospective basis to derivative loan commitments issued or modified in the first quarter of 2008 and thereafter. The adoption of the provisions of SAB 109 did not have a material impact on the Company’s consolidated balance sheets and results of operations.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008 and requires comparative disclosures only for periods subsequent to initial adoption. The adoption of the provisions of SFAS 161 is not anticipated to materially impact the Company’s consolidated balance sheets and results of operations.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162,” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification TM (“Codification”) as the source of authoritative generally accepted accounting principles (“GAAP”) for nongovernmental entities. The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately 90 accounting Topics, and displays all Topics using a consistent structure. Contents in each Topic are further organized first by Subtopic, then Section and finally Paragraph. The Paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure. FASB suggests that all citations begin with “FASB ASC,” where ASC stands for Accounting Standards Codification. SFAS 168, (FASB ASC 105-10-05, 10, 15, 65, 70) is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company’s financial position but will change the referencing system for accounting standards. The following pronouncements provide citations to the applicable Codification by Topic, Subtopic and Section in addition to the original standard type and number.

FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20,” (FASB ASC 325-40-65) (“FSP EITF 99-20-1”) was issued in January 2009. Prior to the FSP, other-than-temporary impairment was determined by using either Emerging Issues Task Force (“EITF”) Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests that Continue to be Held by a Transferor in Securitized Financial Assets,” (“EITF 99-20”) or SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” (“SFAS 115”) depending on the type of security. EITF 99-20 required the use of market participant assumptions regarding future cash flows regarding the probability of collecting all cash flows previously projected. SFAS 115 determined impairment to be other than temporary if it was probable that the holder would be unable to collect all amounts due according to the contractual terms. To achieve a more consistent determination of other-than-temporary impairment, the FSP amends EITF 99-20 to determine any other-than-temporary impairment based on the guidance in SFAS 115, allowing management to use more judgment in determining any other-than-temporary impairment. The FSP was effective for reporting periods ending after December 15, 2008. Management has reviewed the Company’s security portfolio and evaluated the portfolio for any other-than-temporary impairments.

On April 9, 2009, the FASB issued three staff positions related to fair value which are discussed below.

FSP SFAS 115-2 and SFAS 124-2 (FASB ASC 320-10-65), “Recognition and Presentation of Other-Than-Temporary Impairments,” (“FSP SFAS 115-2 and SFAS 124-2”) categorizes losses on debt securities available-for-sale or held-to-maturity determined by management to be other-than-temporarily impaired into losses due to credit issues and losses related to all other factors. Other-than-temporary impairment (OTTI) exists when it is more likely than not that the security will mature or be sold before its amortized cost basis can be recovered. An OTTI related to credit losses should be recognized through earnings. An OTTI related to other factors should be recognized in other comprehensive income. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. Annual disclosures required in SFAS 115 and FSP SFAS 115-1 and SFAS 124-1 are also required for interim periods (including the aging of securities with unrealized losses).

FSP SFAS 157-4 (FASB ASC 820-10-65), “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That are Not Orderly” recognizes that quoted prices may not be determinative of fair value when the volume and level of trading activity has significantly decreased. The evaluation of certain factors may necessitate that fair value be determined using a different valuation technique. Fair value should be the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction, not a forced liquidation or distressed sale. If a transaction is considered to not be orderly, little, if any, weight should be placed on the transaction price. If there is not sufficient information to conclude as to whether or not the transaction is orderly, the transaction price should be considered when estimating fair value. An entity’s intention to hold an asset or liability is not relevant in determining fair value. Quoted prices provided by pricing services may still be used when estimating fair value in accordance with SFAS 157; however, the entity should evaluate whether the quoted prices are based on current information and orderly transactions. Inputs and valuation techniques are required to be disclosed in addition to any changes in valuation techniques.

FSP SFAS 107-1 and APB 28-1 (FASB ASC 825-10-65), “Interim Disclosures about Fair Value of Financial Instruments” requires disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements and also requires those disclosures in summarized financial information at interim reporting periods A publicly traded company includes any company whose securities trade in a public market on either a stock exchange or in the over-the-counter market, or any company that is a conduit bond obligor. Additionally, when a company makes a filing with a regulatory agency in preparation for sale of its securities in a public market it is considered a publicly traded company for this purpose.

The three staff positions are effective for periods ending after June 15, 2009, with early adoption of all three permitted for periods ending after March 15, 2009. The Company adopted the staff positions for its second quarter 10-Q. The staff positions had no material impact on the financial statements. Additional disclosures have been provided where applicable.

Also on April 1, 2009, the FASB issued FSP SFAS 141(R)-1 (FASB ASC 805-20-25, 30, 35, 50), “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies.” The FSP requires that assets acquired and liabilities assumed in a business combination that arise from a contingency be recognized at fair value. If fair value cannot be determined during the measurement period as determined in SFAS 141 (R), the asset or liability can still be recognized if it can be determined that it is probable that the asset existed or the liability had been incurred as of the measurement date and if the amount of the asset or liability can be reasonably estimated. If it is not determined to be probable that the asset/liability existed/was incurred or no reasonable amount can be determined, no asset or liability is recognized. The entity should determine a rational basis for subsequently measuring the acquired assets and assumed liabilities. Contingent consideration agreements should be recognized initially at fair value and subsequently reevaluated in accordance with guidance found in paragraph 65 of SFAS 141 (R). The FSP is effective for business combinations with an acquisition date on or after the beginning of the Company’s first annual reporting period beginning on or after December 15, 2008. The Company will assess the impact of the FSP if and when a future acquisition occurs.

The Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 111 (FASB ASC 320-10-S99-1) on April 9, 2009 to amend Topic 5.M., “Other Than Temporary Impairment of Certain Investments in Debt and Equity Securities” and to supplement FSP SFAS 115-2 and SFAS 124-2. SAB 111 maintains the staff’s previous views related to equity securities; however debt securities are excluded from its scope. The SAB provides that “other-than-temporary” impairment is not necessarily the same as “permanent” impairment and unless evidence exists to support a value equal to or greater than the carrying value of the equity security investment, a write-down to fair value should be recorded and accounted for as a realized loss. The SAB was effective upon issuance and had no impact on the Company’s financial position.

SFAS 165 (FASB ASC 855-10-05, 15, 25, 45, 50, 55), “Subsequent Events,” (“SFAS 165”) was issued in May 2009 and provides guidance on when a subsequent event should be recognized in the financial statements. Subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet should be recognized at the balance sheet date. Subsequent events that provide evidence about conditions that arose after the balance sheet date but before financial statements are issued, or are available to be issued, are not required to be recognized. The date through which subsequent events have been evaluated must be disclosed as well as whether it is the date the financial statements were issued or the date the financial statements were available to be issued. For nonrecognized subsequent events which should be disclosed to keep the financial statements from being misleading, the nature of the event and an estimate of its financial effect, or a statement that such an estimate cannot be made, should be disclosed. The standard is effective for interim or annual periods ending after June 15, 2009. See Note 1 for Management’s evaluation of subsequent events.

The FASB issued SFAS 166 (not yet reflected in FASB ASC), “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140,” (“SFAS 166”) in June 2009. SFAS 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS 140 along with the exception from applying FIN 46(R). The standard is effective for the first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not expect the standard to have any impact on the Company’s financial position.

SFAS 167 (not yet reflected in FASB ASC), “Amendments to FASB Interpretation No. 46(R),” (“SFAS 167”) was also issued in June 2009. The standard amends FIN 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary is also required by the standard. SFAS 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN 46(R). SFAS 167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Comparative disclosures will be required for periods after the effective date. The Company does not expect the standard to have any impact on the Company’s financial position.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 5. FAIR VALUE

The Company adopted Statement of Financial Accounting Standards No. 157 Fair Value Measurements (“SFAS 157”), effective January 1, 2008. SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. From time to time, the Company may be required to adjust at fair value other assets on a nonrecurring basis, such as loans held for sale and other certain assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting write-downs of individual assets.

SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, SFAS No. 157 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Fair Value Hierarchy

Level 1	Valuation is based upon quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2	Valuation is based upon quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption based on unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities Available-for-Sale

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Loans

The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with SFAS 114, Accounting by Creditors for Impairment of Loans, (SFAS 114). The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. As of June 30, 2009, the Bank identified $37.0 million in impaired loans. Of these impaired loans, $29.3 million were identified to have impairment of $6.1 million. The determination of impairment was based on the fair market value of collateral for each loan. In situations where management discounts appraised values in determining fair value of appraisals, these levels will be considered to be a Level 3 input.

Other Real Estate Owned

Other real estate owned (“OREO”) is adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the OREO as nonrecurring Level 3.

Goodwill and Other Intangible Assets

Goodwill and identified intangible assets are subject to impairment testing. The Company’s approach to testing goodwill for impairment is to compare the business unit’s carrying value to the implied fair value based on multiples of earnings and tangible book value for recently completed merger transactions. In the event the fair value is determined to be less than the carrying value, the asset is recorded at fair value as determined by the valuation model. As such, the Company classifies goodwill and other intangible assets subjected to nonrecurring fair value adjustments as Level 3.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The following table presents the recorded amount of assets and liabilities measured at fair value on a recurring basis:

(Dollars in thousands)

Description	June 30, 2009	Level 1	Level 2	Level 3
Investment Securities
Available-for-Sale	$90,170	$—	$85,770	$4,400

Total assets at fair value	$90,170	$—	$85,770	$4,400

Assets and Liabilities Recorded at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets measured at fair value on a nonrecurring basis are included in the following tables:

(Dollars in thousands)

Description	June 30, 2009	Level 1	Level 2	Level 3
Loans	$23,235	$—	$—	$23,235
Other real estate owned	731	—	—	731
Goodwill	2,727	—	—	2,727

Total assets at fair value	$26,693	$—	$—	$26,693

The following table, which presents additional information about financial assets and liabilities measured at fair value at June 30, 2009, on a recurring basis and for which Level 3 inputs are utilized to determine fair value:

Available for Sale Securities
(In thousands)
Balance, January 1, 2009	$3,939
Total gains or losses (realized/unrealized)	—
Included in earnings (or changes in net assets)	—
Included in other comprehensive income	830
Purchases, issuances, and settlements	(1,990)
Transfers in and/or out of Level 3	1,661

Balance, June 30, 2009	$4,440

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the Statement of Condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to Management as of June 30, 2009 and December 31, 2008. Such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The estimated fair values of the Company’s financial instruments are as follows (dollars in thousands):

	June 30, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets
Cash and due from banks	$48,620	$48,620	$8,948	$8,948
Interest-bearing deposits with banks	6,330	6,330	2,685	2,685
Federal funds sold	5,093	5,093	4,281	4,281
Investment securities	90,170	90,170	87,403	87,403
Restricted equity securities	4,035	4,035	4,132	4,132
Loans, net of allowance for loan losses	369,467	355,444	378,883	381,398

Financial Liabilities
Deposits	463,763	461,782	418,580	418,815
Securities sold under agreements to repurchase and federal funds purchased	22,989	22,989	23,830	23,830
Other short-term borrowings	6,500	6,500	10,000	10,000
Long-term debt	40,000	38,504	42,500	40,375
Junior subordinated debentures	12,372	12,000	12,372	12,000

NOTE 6. COMPREHENSIVE INCOME (LOSS)

Recognized revenue, expenses, gains, and losses must be included in net income or loss. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with the operating net income or loss, are components of comprehensive income or loss. A summary of comprehensive income is as follows (in thousands):

	Six-Months ended June 30, 2009	Six-Months ended June 30, 2008
Net income (loss)	$(2,255,030)	$980,011

Other comprehensive loss:
Unrealized losses on available-for-sale investment securities	664,546	(2,817,054)
Tax effect	165,712	957,795

Total other comprehensive loss	830,258	(1,859,259)

Comprehensive income (loss)	$(1,424,772)	$(879,248)

	Quarter ended June 30, 2009	Quarter ended June 30, 2008
Net income (loss)	$(2,119,491)	$469,668

Other comprehensive loss:
Unrealized (losses) on available-for-sale investment securities	2,085,736	(3,520,264)
Tax effect	(804,050)	1,196,890

Total other comprehensive loss	1,281,686	(2,323,374)

Comprehensive income (loss)	$(837,805)	$(1,853,706)

NOTE 7. SUBSEQUENT EVENT – SERIES B PREFERRED STOCK OFFERING

In August 2009, the Company is offering up to 400,000 units at a price of $25.00 per unit. Each unit consists of one share of our Series B Mandatory Convertible 7% Non-cumulative Perpetual Preferred Stock, liquidation amount $25.00 per security, convertible into six shares of our common stock anytime after issue of the preferred stock and mandatorily convertible on the third anniversary of its date of issuance, plus one warrant to purchase one share of common stock at a price of $5.00, exercisable at any time for five years following issuance of the warrant. In a rights offering to shareholders, we are offering up to 300,000 units to our shareholders of record as of the close of business on May 15, 2009. Each shareholder has the right to purchase one unit for every eighteen shares of common stock owned as of May 15, 2009. In the public offering, we are offering any units that are not purchased in the rights offering plus an additional 100,000 units on a best efforts basis with McKinnon & Company, Inc. as the selling agent. We also reserve the right to increase the total number of units being offered in the public offering by not more than 60,000 units.

NOTE 8. INVESTMENT SECURITIES

Investments in available for sale securities of $90,170,181 consisted of corporate securities, municipal securities, U.S. Governmental agencies and mortgage backed securities (MBS) at June 30, 2009.

At June 30, 2009, we had 44 individual available for sale investments that were in an unrealized loss position. The unrealized losses on investments in corporate securities, municipal securities, U.S. Governmental agencies and mortgage backed securities (MBS) summarized below were attributable to market turmoil and liquidity. The unrealized losses on the corporate securities is due to credit quality, as well as liquidity. As of June 30, 2009, both of our collateralized debt obligations (“CDOs”) have been downgraded below investment grade by Moody’s. After analyzing the expected cash flows, one of these CDOs was written down in the previous year as the remaining CDO is performing based on the expected cash flows and collateral coverage. We have the intent and the ability to hold the remaining investments until a market price recovery or maturity, and therefore these investments are not considered impaired on an other-than-temporary basis.

The following is a summary of the securities portfolio by major classification at the dates presented.

	June 30, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available for sale:

U. S. government agencies	$2,073,018	$—	$374	$2,072,644
Mortgage-backed securities	57,569,745	151,594	1,112,618	56,608,721
Municipal securities	13,197,146	—	1,564,626	11,632,520
Corporate Securities	25,938,142	78,894	6,160,740	19,856,296

	$98,778,051	$230,488	$8,838,358	$90,170,181

	December 31, 2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available for sale:

U. S. government agencies	$10,500,000	$106,465	$—	$10,606,465
Mortgage-backed securities	40,090,699	824,260	4,582	40,910,377
Municipal securities	16,577,067	12,741	1,818,275	14,771,533
Corporate Securities	29,507,451	184,874	8,577,901	21,114,424

	$96,675,217	$1,128,340	$10,400,758	$87,402,799

Gross realized gains and losses resulting from the sale of securities for the six months ended June 30, 2009 and 2008 are as follows:

	Six-Months ended June 30, 2009	Six-Months ended June 30, 2008
Realized gains	$976,417	$50,625
Realized losses	(105,740)	(10,179)

	$870,677	$40,446

Gross realized gains and losses resulting from the sale of securities for the three months ended June 30, 2009 and 2008 are as follows:

	Quarter ended June 30, 2009	Quarter ended June 30, 2008
Realized gains	$637,897	$—
Realized losses	—	—

	$637,897	$—

The following tables show the gross unrealized losses and fair values for our investments and length of time that the individual securities have been in a continuous unrealized loss position.

	June 30, 2009
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses
U. S. government agencies	$2,072,644	$374	$—	$—	$2,072,644	$374
Mortgage-backed securities	40,933,336	1,112,618	—	—	40,933,336	1,112,618
Municipal securities	4,421,292	176,923	7,211,228	1,387,703	11,632,520	1,564,626
Corporate Securities	8,535,210	3,475,019	8,790,517	2,685,721	17,325,727	6,160,740

Total temporarily impaired securities	$55,962,482	$4,764,934	$16,001,745	$4,073,424	$71,964,227	$8,838,358

	December 31, 2008
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses
U. S. government agencies	$—	$—	$—	$—	$—	$—
Mortgage-backed securities	230,539	3,626	26,554	956	257,093	4,582
Municipal securities	8,046,371	625,298	5,162,622	1,192,977	13,208,993	1,818,275
Corporate Securities	15,692,445	6,583,894	2,080,803	1,994,006	17,773,248	8,577,900

Total temporarily impaired securities	$23,969,355	$7,212,818	$7,269,979	$3,187,939	$31,239,334	$10,400,757

The scheduled contractual maturities of securities (all available for sale) at June 30, 2009 and December 31, 2008 are as follows:

	June 30, 2009		December 31, 2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$1,588,329	$1,588,329	$3,213,907	$3,183,493
Due in one through five years	2,275,000	2,026,099	2,575,000	1,130,068
Due in five through ten years	1,002,392	926,689	4,502,600	4,600,165
Due after ten years	93,612,330	85,629,064	86,383,710	78,489,073

	$98,478,051	$90,170,181	$96,675,217	$87,402,799

The Company’s unrealized losses on other securities relate to its investment in bank-only pooled trust preferred securities, corporate securities, municipal securities and mortgage backed securities (MBS). The Company is closely monitoring its investments in these securities in light of recent price volatility in the market place. Due to uncertainty in the credit markets broadly, and the lack of both trading and new issuance in pooled trust preferred securities, market price indications generally reflect the illiquidity in these markets and not the credit quality of the individual securities. Due to this illiquidity, it is unlikely that the Company would be able to recover its investment in these securities if it sold them at this time. The Company has the intent and ability to hold these securities until a recovery of costs, which may be at maturity. Based on an assessment of the credit quality of the underlying issuers, the Company did not consider the investment in these securities to be other-than-temporarily impaired at June 30, 2009. The Company will continue to monitor the market price of these securities and the default rates of the underlying assets and continue to evaluate these securities for possible other-than-temporary impairment, which could result in a future non-cash charge to earnings.

For the six month period ended June 30, 2009, the Company wrote down $2,156,820 in two single issue trust preferred securities and $152,656 of stock in Silverton Bank, which was closed by the Office of the Comptroller of the Currency on May 1, 2009 and placed into receivership. At June 30, 2008 there were no impairment write-downs.

The information contained in Item 2.02 of this Current Report shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACCAMAW BANKSHARES, INC.

By:	/s/ James G. Graham
James G. Graham
President and Chief Executive Officer

Dated: August 10, 2009